                                                                     EXHIBIT (L)
                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1997-2 Monthly Statement
                      Class A Certificate CUSIP #25466KBF5
                      Class B Certificate CUSIP #25466KBG3

Distribution Date: April 17, 2000              Month Ending:  March 31, 2000

Pursuant to the Series Supplement dated as of October 15, 1997 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 1997-2 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------

     Series  1997-2                                      Total           Interest            Principal
         Class A      30 days at 6.792000000%       $28.570000000      $5.660000000       $22.910000000

         Class B      33 days at 6.403750000%        $5.870104167      $5.870104167        $0.000000000

2.   Principal Receivables at the end of March, 2000
     -----------------------------------------------

 (a) Aggregate Investor Interest                        $21,009,762,000.00

     Seller Interest                                     $6,860,494,843.31

     Total Master Trust                                 $27,870,256,843.31

 (b) Group One Investor Interest                        $21,009,762,000.00

 (c) Series 1997-2 Investor Interest                       $514,861,000.00

 (d) Class A Investor Interest                             $488,545,000.00

     Class B Investor Interest                              $26,316,000.00

3.   Allocation of Receivables Collected During March, 2000
     ------------------------------------------------------

                                                       Finance Charge          Principal          Yield Collections /
                                                        Collections           Collections         Additional Funds

 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation                    $338,094,459.27      $3,318,384,328.19            $0.00

     Seller Allocation                                $113,696,309.51      $1,115,924,976.73            $0.00

 (b) Group One Allocation                             $338,094,459.27      $3,318,384,328.19            $0.00

 (c) Series 1997-2 Allocations                          $8,465,203.64         $83,085,653.45            $0.00

 (d) Class A Allocations                                $8,041,875.69         $78,930,705.63            $0.00

     Class B Allocations                                  $423,327.95          $4,154,947.82            $0.00

 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of March, 2000                                                    15.55%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of March, 2000                                                     1.58%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of March, 2000                                                    17.13%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                        Deposits into the       Deficit Amount
                        SPFAs on this              on this               SPFA             Investment
                        Distribution Date      Distribution Date        Balance           Income

     Series 1997-2        $11,455,000.00           0.00                 $0.00              $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                                                          Total Payments
                 Amount Paid               PSA Index         Monthly             Deficit Amount            through this
               this Distribution Date         Rate      Amortization Rate     this Distribution Date      Distribution Date

     Class A      $11,455,000.00             215%                2.291%                $0.00              $11,455,000.00

     Class B               $0.00              N/A                   N/A                $0.00                       $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                 Deposits into the SIFA
                                 on this Distribution Date        SIFA Balance

     Series 1997-2                         $2,984,477.66            $0.00

7.   Pool Factors for March, 2000
     ----------------------------

     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                             Cumulative Investor
                                   This Distribution Date     Charged-Off Amount

 (a) Group One                           $103,288,466.33            $0.00

 (b) Series 1997-2                         $2,586,134.96            $0.00

 (c) Class A                               $2,456,807.51            $0.00

     Class B                                 $129,327.45            $0.00

 (d) As an annualized percentage of
     Principal Receivables at the
     beginning of March, 2000                       5.90%             N/A

9.   Investor Losses on this Distribution Date
     -----------------------------------------
                                                           Per $1,000 of original
                                                 Total       invested Principal

 (a) Group One                                     $0.00          $0.00

 (b) Series 1997-2                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses on this Distribution Date
     ----------------------------------------------------------
                                                           Per $1,000 of original
                                                 Total       invested Principal

 (a) Group One                                     $0.00          $0.00

 (b) Series 1997-2                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------
                                                             Per $1,000 of original
                                                 Total         invested Principal

 (a) Group One                                     $0.00          $0.00

 (b) Series 1997-2                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------

 (a) Group One                                            $35,035,361.64

 (b) Series 1997-2                                           $877,193.33

 (c) Class A                                                 $833,333.33

     Class B                                                  $43,860.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                           As a percentage of
                                              Total      Class A Invested Amount

     Series 1997-2 Class B                $47,368,440.00       9.6958%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                             Shared Amount  Class B Amount

 (a) Maximum Amount                                $0.00   $20,594,440.00

 (b) Available Amount                              $0.00   $20,594,440.00

 (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                   $0.00            $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                       $18,935.95

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of March, 2000      $28,274,686,646.85

                                                          Delinquent Amount   Percentage of Ending
     Payment Status                                       Ending Balance      Receivables Outstanding


     30-59 days                                              $589,652,095.15          2.09%

     60-179 days                                           $1,144,790,314.52          4.05%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------

 (a) Group One (2)                               4.80%

 (b) Series 1997-2 (3)                           4.56%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------

     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of March, 2000          5.11%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President
_________________________________________________


 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.


 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
     (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
     (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1997-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 15, 1997 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1997-2 Master Trust Certificates for the Distribution Date occurring on April 17, 2000:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during March, 2000
     is equal to                                                                                               $4,886,100,073.70

 4.  The aggregate amount of Class A Principal Collections processed during
     March, 2000 is equal to                                                                                      $78,930,705.63

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during March, 2000 is equal to                                                                                $8,041,875.69

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during March, 2000 is equal to                                                               $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class A Required Amount Shortfall                                                           $0.00
           is equal to

      (b)  with respect to the Class A Cumulative Investor Charged-Off                                                     $0.00
           Amount is equal to

      (c)  with respect to the Class A Investor Interest is equal to                                                       $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                 $14,285,000.00



 9.  The aggregate amount of Class B Principal Collections processed during
     March, 2000 is equal to                                                                                       $4,154,947.82

10.  The aggregate amount of Class B Finance Charge Collections processed
     during March, 2000 is equal to                                                                                  $423,327.95

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during March, 2000 is equal to                                                               $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                                                           $0.00
           is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                                                     $0.00
           Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                                                       $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                                    $154,477.66

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of April, 2000.

 Series 1997-2

                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:     [SIG]
                              -------------------------------------
                           Assistant Vice President and Assistant
                           Treasurer